UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by Party other than the Registrant ☐

Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Flexible Solutions International, Inc.

6001 54 Ave.

Taber, AB

Canada T1G 1X4

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 20, 2025

To the Shareholders:

Notice is hereby given that the annual meeting of the shareholders of Flexible Solutions International, Inc. (“Flexible Solutions”) will be held at 37 Sonny Powery’s Drive, West Bay, Grand Cayman, Cayman Islands on November 20, 2025, at 11:00 a.m. Eastern Time, for the following purposes:

(1) to elect the directors who shall constitute the Company’s Board of Directors for the ensuing year;

(2) to approve on an advisory basis, the compensation of the Company’s executive officers;

(3) to approve, on a non-binding advisory basis, the frequency of the advisory vote regarding the compensation of the Company’s executive officers;

(4) to ratify the appointment of Assure CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and to transact such other business as may properly come before the meeting.

September 30, 2025 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of September 30, 2025 there were 12,680,532 outstanding shares of the Company’s common stock.

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

September 30, 2025	Daniel B. O’Brien, President

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD,

AND SIGN, DATE AND RETURN THE PROXY CARD.

TO SAVE THE COST OF FURTHER SOLICITATION,

PLEASE VOTE PROMPTLY

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FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

6001 54 Ave.

Taber, AB

Canada T1G 1X4

(250) 477-9969

PROXY STATEMENT

The accompanying proxy is solicited by the Company’s directors for voting at the annual meeting of shareholders to be held on November 20, 2025, at 11:00 a.m. Eastern Time, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on the Company’s website on or about September 30, 2025.

There is one class of capital stock outstanding. Provided a quorum consisting of 10% of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy at the meeting is required to elect directors and to adopt the other proposals to come before the meeting. Cumulative voting in the election of directors is not permitted.

Shares of the Company’s common stock represented by properly executed proxies that reflect abstentions or “broker non-votes” will be counted as present for purposes of determining the presence of a quorum at the annual meeting. “Broker non-votes” represent shares held by brokerage firms in “street-name” with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

The following table lists, as of September 30, 2025, the shareholdings of (i) each person owning beneficially 5% or more of the Company’s common stock (ii) each officer of the Company, (iii) each person nominated to be a director, and (iv) all officers and nominees to the Board of Directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

	Shares (1)	Percentage Ownership

Daniel B. O’Brien	4,430,156	34.4%
6001 54 Ave.
Taber, AB
Canada T1G 1X4

John Bientjes	0	0%
46081 Greenwood Dr.
Chilliwack, BC
Canada V2R 4C9

Robert Helina	35,000	0.3%
6001 54 Ave.
Taber, AB
Canada T1G 1X4

Dr. Thomas Fyles	20,000	0.1%
Box 3065
Victoria, BC
Canada V8W 3V6

Ben Seaman	0	0%
Unit 605 5 E. Cordova St.
Vancouver BC
Canada V6A 0A5

David Fynn	0	0%
202-2526 Yale Court,
Abbotsford, BC
Canada V2S 8G9

All officers and directors as a group (6 persons)	4,485,156	35.8%

Other Principal Shareholders	1,258,521	10.1%
Comprehensive Financial Planning, Inc.

(1)	Includes shares which may be acquired on the exercise of the stock options, all of which were exercisable as of September 30, 2025, listed below.

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Name	No. of Options	Exercise Price	Expiration Date
Daniel B. O’Brien	160,000	$2.00	December 31, 2028

Robert Helina	5,000	$2.44	December 31, 2025
	5,000	$3.61	December 31, 2026
	5,000	$3.55	December 31, 2027
	5,000	$2.00	December 31, 2027
	10,000	$2.00	July 1, 2029

Each option allows for the purchase of one share of the Company’s common stock.

ELECTION OF DIRECTORS

Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the persons listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

All nominees to the Board of Directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

Daniel O’Brien and John Bientjes have served as directors for a significant period of time and each of those directors’ long-standing experience with the Company benefits both the Company and its shareholders. Robert Helina is qualified to act as a director due to his longstanding financial experience. Dr. Fyles is qualified to act as a director due to his experience in chemistry. Ben Seaman is familiar with the Company and is qualified to act as a director due to his experience in marketing and distribution. David Fynn has accounting experience which benefits both the Company and its shareholders.

Information concerning the nominees to the Company’s Board of Directors follows:

Name	Age	Position

Daniel B. O’Brien	69	President, Director
John H. Bientjes	72	Director
Robert Helina	59	Director
Thomas Fyles	73	Director
Ben Seaman	45	Director
David Fynn	68	Director

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Directors are elected annually and hold office until the next annual meeting of our stockholders and until their successors are elected and qualified. All executive offices are chosen by the board of directors and serve at the board’s discretion.

Daniel B. O’Brien has served as the Company’s President and Chief Executive Officer, as well as a director of the Company since June 1998. He has been involved in the swimming pool industry since 1990, when he founded the Company’s subsidiary, Flexible Solutions Ltd. From 1990 to 1998 Mr. O’Brien was also a teacher at Brentwood College where he was in charge of outdoor education.

John H. Bientjes has been a director since 2000. From 1984 to 2018, Mr. Bientjes served as the manager of the Commercial Aquatic Supplies Division of D.B. Perks & Associates, Ltd., located in Vancouver, British Columbia, a company that markets supplies and equipment to commercial swimming pools which are primarily owned by municipalities. Mr. Bientjes retired in 2018. Mr. Bientjes graduated in 1976 from Simon Fraser University in Vancouver, British Columbia with a Bachelor of Arts Degree in Economics and Commerce.

Robert T. Helina has been a director since October 2011. Mr. Helina has been involved in the financial services industry for over 25 years which has given him extensive knowledge in business, economics and finance. His specially is in corporate finance and capital markets. Mr. Helina holds a Bachelor of Arts degree from Trinity Western University.

Thomas M. Fyles has been a director since 2012. Dr. Fyles holds chemistry degrees from the University of Victoria (B.Sc. 1974) and York University (Ph.D. 1977). Following postdoctoral work in France, he joined the Chemistry Department at the University of Victoria in 1979 where he progressed through the academic ranks to Professor (1992) , Chair (2001 – 2006; 2008), and, on his retirement, Professor Emeritus (2017). His research program spanned analytical, synthetic, and physical chemistry with an emphasis on sensors, membranes, and water treatment processes.

Ben Seaman has been a director of the Company since October 2016. Mr. Seaman has been the CEO of Eartheasy.com Sustainable Living Ltd since 2007, growing the company from $50K to over $25M in annual revenue. His company has contributed over $1M towards clean water projects in Kenya since 2013, and has been recognized internationally by the Stockholm Challenge Award and the Outdoor Industry Inspiration Award in 2016. Prior to that, he worked in sales and investor relations at Flexible Solutions. Mr. Seaman graduated from the University of Victoria with a Bachelor of Science degree in 2004. He has significant experience in launching new products, marketing, distribution and e-commerce in both the US and Canada. He’s a strong believer in the triple bottom line approach to business, giving consideration to social and environmental issues in addition to financial performance.

David Fynn has been a director of the Company since October 2016. Mr. Fynn is a Canadian Chartered Professional Accountant and services individuals/companies in many sectors including mining and commodities in his private practice. David worked as a senior manager with KPMG in Canada and Ernst & Young in the United Kingdom and Saudi Arabia. Since 1996 he has been the principal of D.A. Fynn & Associates Inc., an accounting firm.

Daniel B. O’Brien devotes substantially all of his time to the Company’s business.

The Company’s Board of Directors met on six occasions during the year ended December 31, 2024. All of the Directors attended these meetings either in person, by telephone conference call or by email.

The Company’s Board of Directors does not have a “leadership structure”, as such, since each director is entitled to introduce resolutions to be considered by the Board and each director is entitled to one vote on any resolution considered by the Board. The Company’s Chief Executive Officer is not the Chairman of the Company’s Board of Directors.

The Company’s Board of Directors has the ultimate responsibility to evaluate and respond to risks facing the Company. The Company’s Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with the Company’s officers.

John Bientjes, Dr. Thomas Fyles, Ben Seaman and David Flynn are independent directors as that term is defined in section 803 of the listing standards of the NYSE American.

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For purposes of electing directors at its annual meeting the Company does not have a nominating committee or a committee performing similar functions. The Company’s Board of Directors does not believe a nominating committee is necessary since the Company’s Board of Directors is small and the board of directors as a whole performs this function. The current nominees to the Board of Directors were selected by a majority vote of the Company’s independent directors.

The Company does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the board of directors. However, the Company’s board of directors will consider candidates recommended by shareholders. To submit a candidate for the board of directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to the Company’s Chief Executive Officer, at the address shown on the cover page of this proxy statement. The board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the board does not have any process for identifying and evaluating director nominees, the board does not believe there would be any differences in the manner in which the board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person. There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s board of directors during the past three years.

The Company does not have a policy with regard to board member’s attendance at annual meetings. A majority of board members attended in person or via conference the last annual shareholder’s meeting held on December 30, 2024.

Holders of the Company’s common stock can send written communications to the Company’s entire board of directors, or to one or more board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to the Company’s offices in Taber, Alberta. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

Security holder communications not sent to the board of directors as a whole or to specified board members are not relayed to board members.

The Company has adopted a Code of Ethics that applies to its Principal Financial and Accounting Officer, as well as the other company employees. The Code of Ethics is available at the Company’s website at www.flexiblesolutions.com.

If a violation of the code of ethics act is discovered or suspected, an officer of the Company must (anonymously, if desired) send a detailed note, with relevant documents, to the Company’s Audit Committee, c/o John Bientjes, 46081 Greenwood Drive, Chilliwack, BC Canada V2R 4C9

We believe our directors benefit us for the following reasons:

Name	Reason

Daniel B. O’Brien	Long standing relationship with us.
John J. Bientjes	Long standing relationship with us.
Robert Helina	Corporate finance experience.
Dr. Thomas Fyles	Scientific expertise.
Ben Seaman	Younger generation businessman increases our awareness of internet sales and adds value to our audit and compensation committees
David Fynn	Experienced accountant adds value to our audit and compensation committees

Executive Compensation

The following table shows in summary form the compensation earned by (i) our Chief Executive Officer and (ii) by each other executive officer who earned in excess of $100,000 during the two fiscal years ended December 31, 2024.

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Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Restricted Stock Awards (3)	Options Awards (4)	All Other Annual Compensation (5)	Total

Daniel B. O’Brien	2024	$600,000	—	—	$316,000	—	$916,000
President, Chief Executive Financial and Accounting Officer	2023	$785,368	—	—	$(660,000)	—	$125,368

(1)	The dollar value of base salary (cash and non-cash) earned.

(2)	The dollar value of bonus (cash and non-cash) earned.

(3)	During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table.

(4)	The value of all stock options granted during the periods covered by the table. The options granted to Daniel O’Brien in 2022 were cancelled in 2023.

(5)	All other compensation received that we could not properly report in any other column of the table.

During the year ended December 31, 2012, the Company determined that Daniel B. O’Brien, the Company’s President and Chief Executive Officer, was underpaid. Accordingly, the Company increased Mr. O’Brien’s annual salary to twice that which was paid to the highest paid employee of the Company. Mr. O’Brien requested his salary be dropped by $100,000/year during 2019 and the Compensation committee agreed. The Company expects that Mr. O’Brien’s salary for the year ending December 31, 2023 will again be twice the annual salary, less $100,000, paid to the Company’s highest paid employee, excluding Mr. O’Brien.

In the fall of 2023, Daniel O’Brien, CEO, relocated to Grand Cayman in order to help with international sales. He requested that his salary be reduced to a flat $600,000 per year with annual increases at the same rate as other employees receive. The compensation committee agreed and granted Mr. O’Brien’s request.

Non-Qualified Stock Option Plan

In August 2014 we adopted a Non-Qualified Stock Option Plan which authorizes the issuance of up to 1,500,000 shares of our common stock to persons that exercise options granted pursuant to the Plan. Our employees, directors and officers, and consultants or advisors are eligible to be granted options pursuant to the Non-Qualified Plan.

The Plan is administered by our Compensation Committee. The Committee is vested with the authority to determine the number of shares issuable upon the exercise of the options, the exercise price and expiration date of the options, and when, and upon what conditions options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation.

During the fiscal year ended December 31, 2024 we issued 80,000 options pursuant to the Non-Qualified Plan (2023 – 8,000).

As of December 31, 2024, options to purchase 233,000 shares of our common stock were outstanding under our Non-Qualified Stock Option Plan. The exercise price of these options varies between $2.44 and $3.61 per share and the options expire at various dates between December 31, 2025 and December 31, 2026.

Stock Incentive Plan

In 2022 we adopted a Stock Incentive Plan which authorizes the issuance of up to 1,500,000 shares of our common stock to persons that exercise options granted pursuant to the Plan. Our employees, directors and officers, and consultants or advisors are eligible to be granted options pursuant to the Stock Incentive Plan.

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The Plan is administered by our Compensation Committee. The Committee is vested with the authority to determine the number of shares issuable upon the exercise of the options, the exercise price and expiration date of the options, and when, and upon what conditions options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation.

During the fiscal year ended December 31, 2024 we issued 1,081,000 options pursuant to the Stock Incentive Plan (2023 – NIL).

As of December 31, 2024, options to purchase 1,607,000 shares of our common stock were outstanding under our Stock Incentive Plan. The exercise price of these options varies between $2.00 and $4.05 and the options expire at various dates between December 31, 2027 and December 31, 2029.

Summary

The following table shows the weighted average exercise price of the outstanding options granted pursuant to both our Non-Qualified Stock Option Plan and Stock Incentive Plan as of December 31, 2024, our most recently completed fiscal year.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Non-Qualified Stock Option Plan	233.000	$3.04	57,000
Stock Incentive Plan	1,607,000	$2.63	457,000

Our Non-Qualified Stock Option Plan and our Stock Incentive Plan had been approved by our shareholders.

No options were exercised by our executive officers during the fiscal year ended December 31, 2024.

Director Compensation

We reimburse directors for any expenses incurred in attending board meetings. We also compensate directors $6,000 annually for each year that they serve with an additional $4,000 paid to the head of the Audit Committee -

Our directors received the following compensation in 2024:

Name	Paid in Cash	Stock Awards (1)	Option Awards (2)

John H. Bientjes	$10,000	—	—
Robert Helina	$6,000
Tom Fyles	$6,000	—	—
Ben Seaman	$6,000	—	—
David Fynn	$6,000	—	—

(1)	The fair value of stock issued for services computed in accordance with ASC 718 on the date of grant.

(2)	The fair value of options granted computed in accordance with ASC 718 on the date of grant.

Daniel B. O’Brien was not compensated for serving as a director during 2024.

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Insider Trading Arrangements and Policies

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and others that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2023.

The following shows the terms of outstanding options held by the Company’s directors on September 30, 2025.

	Shares Issuable Upon
Name	Option Price	Exercise of Options	Expiration Date
Robert Helina	$2.44	5,000	December 31, 2025
	$3.61	5,000	December 31, 2026
	$3.55	5,000	December 31, 2027
	$2.00	5,000	December 31, 2028
	$2.00	50,000	July 1, 2029
Daniel B. O’Brien	$2.00	400,000	December 31, 2028

Pay Versus Performance (PVP)

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid (CAP) to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (2)	Total Shareholder Return (TSR) (4)	Net Income (5)
2024	$916,000	$1,444,000	—	—	$119.40	$3,038,529
2023	$125,368	$125,368	—	—	$62.70	$2,775,864

(1)	The Company’s CEO for all years presented is Daniel O’Brien.

(2)	Deductions from, and additions to, total compensation in the Summary Compensation Table (SCT) by year to calculate Compensation Actually Paid include:

		CEO
		2024	2023

Summary Compensation Total		$916,000	$125,368

Adjustments for Equity Awards
Deduct:	Grant date aggregate fair value of option awards	(316,000)	—
Deduct:	Aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans	—	—
Add:	Year-end fair value of unvested awards granted in the current year	585,600	—
Add:	Year-over-year difference of year-end fair values for unvested awards granted in prior years	—	—
Add:	Fair values at vest date for awards granted and vested in current year	258,400	—
Add:	Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	—	—
Deduct:	Forfeitures during current year equal to prior year-end fair value	—	—
Total Adjustments for Equity Awards		$528,000	$—

CAP		$1,444,000	$125,368

(3)	With the exception of Daniel B. O’Brien, the Company did not have any Named Executive Officers during the two years ended December 31, 2024.

(4)	Total Shareholder Return assumes the investment of $100 in our common stock on December 31, 2022 and is based on the closing price of our common stock on December 31, 2024 and 2023.

(5)	The Company’s net income as reflected in the Company’s audited financial statements.

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	CAP to
Year	Daniel O’Brien	TSR	Net Income

2024	$1,444,000	$119.40	$3,038,529
2023	$125,368	$62.70	$125,368

Compensation Committee

The Company’s Compensation Committee consists of John Bientjes, Ben Seaman and David Fynn, all of whom are independent as that term is defined in Section 803 of the listing standards of the NYSE American.

The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for the Company’s officers and determines the total compensation level for the Company’s Chief Executive Officer. The total proposed compensation of the Company’s Chief Executive Officer is formulated and evaluated by its Chief Executive Officer and submitted to the Company’s Compensation Committee for consideration.

During the year ended December 31, 2024 the Compensation Committee met on one occasion. All members of the Compensation Committee attended this meeting.

During the year ended December 31, 2024, Daniel B. O’Brien, the Company’s only executive officer, did not participate in deliberations of the Company’s Compensation Committee concerning executive officer compensation.

During the year ended December 31, 2024, no director of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a director of such entity or as a member of the Compensation Committee of such entity.

The following is the report of the Compensation Committee:

The key components of the Company’s executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is the Company’s policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the industries in which the Company competes. Accordingly, data on compensation practices followed by other companies in the industries in which the Company competes is considered.

The Company’s long-term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program may be subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both the Company and the employee, “competitive market” practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

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The foregoing report has been approved by the members of the Compensation Committee:

John Bientjes

Ben Seaman

David Fynn

Audit Committee

The Company’s Audit Committee presently consists of John Bientjes, Ben Seaman and David Fynn all of whom are independent directors and have strong financial backgrounds. The purpose of the Audit Committee is to review and approve the selection of the Company’s auditors and review the Company’s financial statements with the Company’s independent registered public accounting firm. The Audit Committee also serves as an independent and objective party to monitor the Company’s financial reporting process and internal control systems. The Audit Committee meets periodically with management and the Company’s independent auditors.

During the fiscal year ended December 31, 2024, the Audit Committee met on four occasions. All members of the Audit Committee attended these meetings.

The following is the report of the Audit Committee:

(1)	The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2024 with the Company’s management.

(2)	The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 “Communications with Audit Committee” as amended by SASs 89 and 90.

(3)	The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB (Public Company Accounting Oversight Board) standards, and had discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence.

(4)	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

(5)	The Audit Committee is of the opinion that the fees paid to the Company’s independent public accountants are consistent with the Company’s accounting firm maintaining its independence from the Company.

The foregoing report has been approved by the members of the Audit Committee:

John Bientjes

Ben Seaman

David Fynn

The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website: www.flexiblesolutions.com.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s shareholders to vote to approve, on a nonbinding advisory basis, the compensation of the Company’s executive officers.

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Accordingly, the Company will ask shareholders to vote for the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on a nonbinding advisory basis, the compensation of the Company’s executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held November 20, 2025 pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Table and the other related tables and narrative disclosure in the Company’s proxy statement.”

To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company’s Board of Directors and its Compensation Committee will consider shareholders’ concerns and the Company’s Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that the shareholders approve on a nonbinding advisory basis the resolution approving the compensation of the Company’s executive officers set forth in this proxy statement.

The Company has elected to have the advisory vote on executive compensation submitted to its shareholders at each annual meeting.

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is offering its shareholders an opportunity to cast an advisory vote on whether a non-binding advisory vote to approve the compensation of the Company’s executive officers should occur every one, two or three years. Although the vote is non-binding, the Company values continuing and constructive feedback from its shareholders on executive compensation and other important matters. The Company’s Board of Directors will take into consideration the voting results when determining how often a non-binding advisory vote to approve the compensation of the Company’s named executive officers should occur.

The Company’s Board of Directors recommends that the shareholders of the Company cast a vote of “one Year” on the frequency of holding an advisory vote on executive compensation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Assure CPA, LLC examined our consolidated financial statements for the year ended December 31, 2024. Smythe LLP examined our consolidated financial statements for the year ended December 31, 2023.

Audit Fees

Assure CPA, LLC was paid $5,475 in the fiscal year ended December 31, 2024 for professional services rendered in the audit of our financial statements. Smythe LLP was paid $152,354 in the fiscal year ended December 31, 2024 for professional services rendered in the audit of our 2023 annual financial statements and for the reviews of the 2024 condensed interim financial statements included in our quarterly reports on Form 10-Q during that fiscal year. Smythe LLP was paid $127,487 for professional services rendered in the audit of our annual financial statements and for the reviews of the condensed interim financial statements included in our quarterly reports on Form 10-Q during fiscal 2023.

Tax Fees

Smythe LLP has been retained to file our taxes for the fiscal years ended December 31, 2017 through December 31, 2023. Smythe LLP was paid $25,662 in the fiscal year ended December 31, 2024 (2023 – $14,079) for professional services rendered in preparing our taxes.

All Other Fees

Assure CPA, LLC and Smythe LLP were not paid any other fees for professional services during the fiscal years ended December 31, 2024 and 2023.

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Audit Committee Pre-Approval Policies

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted a policy for the pre-approval of all audit, audit-related and tax services, and permissible non-audit services provided by our independent auditors. The policy provides for an annual review of an audit plan and budget for the upcoming annual financial statement audit, and entering into an engagement letter with the independent auditors covering the scope of the audit and the fees to be paid. Our Audit Committee may also from time-to-time review and approve in advance other specific audit, audit-related, tax or permissible non-audit services. In addition, our Audit Committee may from time-to-time give pre-approval for audit services, audit-related services, tax services or other non-audit services by setting forth such pre-approved services on a schedule containing a description of, budget for, and time period for such pre-approved services. The policy requires our Audit Committee to be informed of each service and the policies do not include any delegation of our Audit Committee’s responsibilities to management. Our Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

During the year ended December 31, 2024 our Audit Committee approved all of the fees paid to Assure CPA, LLC and Smythe LLP. Our Audit Committee has determined that the rendering of all non-audit services by Assure CPA, LLC and Smythe LLP were compatible with maintaining their independence.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the year ending December 31, 2024 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Company’s Secretary at the address provided on the first page of this proxy statement.

SHAREHOLDER PROPOSALS

Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following the Company’s year ending December 31, 2025 must be received by the Company’s Secretary no later than August 31, 2026.

GENERAL

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or email. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company’s annual report, including financial statements for the 2024 fiscal year, is available at the Company’s website: www.flexiblesolutions.com.

The Company’s Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

Please complete, sign and return the attached proxy promptly.

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PROXY CARD

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

This Proxy is solicited by the Company’s Board of Directors

The undersigned stockholder of Flexible Solutions International, Inc. acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held November 20, 2025, at 11:00 a.m. Eastern Time, at 37 Sonny Powery’s Drive, West Bay, Grand Cayman, Cayman Islands and hereby appoints Daniel O’Brien with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned’s shares as follows:

(1)	To elect the persons who shall constitute the Company’s Board of Directors for the ensuing year.

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
(except as marked to the contrary below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW)

Nominees:	Daniel B. O’Brien	John H. Bientjes	Robert Helina	Thomas Fyles	Ben Seaman	David Fynn

(2)	To approve on an advisory basis, the compensation of the Company’s executive officers.	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	To approve on a non-binding advisory basis, the frequency of the advisory vote regarding the compensation of the Company’s executive officers.	☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

(4)	To ratify the appointment of Assure CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐ FOR	☐ AGAINST	☐ ABSTAIN

To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL DIRECTORS, ITEMS 2, 3 (ONE YEAR) AND 4.

Dated this ______ day of _____________, 2025.

(Signature)

(Signature)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

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Send the proxy card by regular mail, email, or fax to:

Flexible Solutions International, Inc.

Attn: Daniel B. O’Brien

6001 54 Ave.

Taber, AB

Canada T1G 1X4

Phone: 403 223 2995

Fax: 403 223 2905

Email: damera@flexiblesolutions.com

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FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 20, 2025.

1.	This notice is not a form for voting.

2.	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

3.	After September 30, 2025, shareholders may access the following documents at http://flexiblesolutions.com/ investor/ AGM_2025.shtml:

●	Notice of the 2025 Annual Meeting of Shareholders;
●	Company’s 2025 Proxy Statement;
●	Proxy Card;
●	Company’s Annual Report on form 10-K for the year ended December 31, 2024.

4.	If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before October 31, 2025 to facilitate timely delivery.

The 2025 annual meeting of the Company’s shareholders will be held at 37 Sonny Powery’s Drive, West Bay, Grand Cayman, Cayman Islands on November 20, 2025, at 11:00 a.m. Eastern Time, for the following purposes:

(1)	to elect the directors who shall constitute the Company’s Board of Directors for the ensuing year;

(2)	to approve on an advisory basis, the compensation of the Company’s executive officers;

(3)	to approve, on a non-binding advisory basis, the frequency of the advisory vote regarding the compensation of the Company’s executive officers;

(4)	to ratify the appointment of Assure CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

to transact such other business as may properly come before the meeting.

The Board of Directors recommends that shareholders vote FOR all directors and proposals 2 through 5.

September 30, 2025 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders may cast one vote for each share held.

After September 30, 2025, shareholders may access the following documents at or http://flexiblesolutions.com/ investor/ AGM_2025.shtml:

●	Notice of the 2025 Annual Meeting of Shareholders
●	Company’s 2025 Proxy Statement;
●	Proxy Card
●	Company’s Annual Report on form 10-K for the year ended December 31, 2024

Shareholders may request a paper copy of the Proxy Materials and Proxy Card by calling 1-800-661-3560, by emailing the Company at http://flexiblesolutions.com/investor/ AGM_2025.shtml, or by visiting http://flexiblesolutions.com/investor/AGM_2025.shtml and indicating if you want a paper copy of the proxy materials and proxy card:

●	for this meeting only, or
●	for this meeting and all other meetings.

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If you have a stock certificate registered in your name, or if you have a proxy from a shareholder of record on September 30, 2025, you can, if desired, attend the Annual Meeting and vote in person. Shareholders can obtain directions to the 2025 annual shareholders’ meeting at http://flexiblesolutions.com/investor/AGM_2025.shtml.

Please visit www.flexiblesolutions.com to print and fill out the Proxy Card. Complete and sign the proxy card and mail the Proxy Card to:

Flexible Solutions International, Inc.

6001 54 Ave.

Taber, AB

Canada T1G 1X4

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